UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 19, 2006

                        PREMIER ENTERTAINMENT BILOXI LLC
                                       and
                          PREMIER FINANCE BILOXI CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

             333-114339                              20-0495680/20-0495563
      (Commission File Number)                 (IRS Employer Identification No.)

          777 Beach Boulevard                               39530
               Biloxi, MS
(Address of Principal Executive Offices)                 (Zip Code)

                                  (228)374-7625
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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1.03       BANKRUPTCY OR RECEIVERSHIP.

         On September 19, 2006, Premier Entertainment Biloxi LLC ("PEB") and Premier Finance Biloxi Corp. ("Finance" and, together with PEB, the "Debtors") filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), before the United States Bankruptcy Court for the Southern District of Mississippi, Southern Division (the "Court") (Case Nos. 06-50975 (ERG) and 06-50976 (ERG)). The Debtors will continue to operate their business as "debtors in possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

         On September 19, 2006, the Debtors issued a press release announcing that they filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code in order to seek the Court's assistance in gaining access to Hurricane Katrina-related insurance proceeds over which their prepetition secured bondholders have to date denied them access. The Debtors believe sufficient insurance proceeds exist in order to pay their creditors in full and rebuild the resort. A copy of the press release is incorporated herein by reference and attached hereto as Exhibit 99.1.


9.01(d)    EXHIBITS

Exhibit No.    Description

99.1           Chapter 11 Reorganization Press Release, dated September 19, 2006













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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 19, 2006

                                         PREMIER ENTERTAINMENT BILOXI LLC
                                         PREMIER FINANCE BILOXI CORP.



                                         /s/ Todd J. Raziano
                                         ---------------------------------------
                                         Name:   Todd J. Raziano
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer










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